EXHIBIT 99.1
Press Release

Clean Harbors Announces Third-Quarter 2021 Financial Results

•Reports 22% Increase in Q3 Revenues to $951.5 Million
•Delivers Q3 Net Income of $65.4 Million, or EPS of $1.20, with Adjusted EPS of $1.14
•Achieves 10% Growth in Q3 Adjusted EBITDA to $185.1 Million With Margin of 19.5%
•Raises Full-Year 2021 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – November 3, 2021 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2021.

“In the quarter, we experienced a continuation of many of the favorable trends that have supported our business all year – substantial volumes of high-value waste streams for disposal, a wider than normal spread in the re-refining market and steadily growing demand for many of our service businesses,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “These factors enabled us to exceed our guidance and deliver the highest quarterly revenue in Company history. In a market environment disrupted by supply chain bottlenecks, labor shortages and inflationary cost pressures, our financial results reflect the strong execution by our leadership team in managing through challenging conditions.”

Third-Quarter 2021 Results
Revenues increased 22% to $951.5 million from $779.3 million in the same period of 2020. Income from operations grew 25% to $104.8 million from $83.9 million in the third quarter of 2020.

Net income was $65.4 million, or $1.20 per diluted share. This compares with net income of $54.9 million, or $0.99 per diluted share, for the same period in 2020. Adjusted for certain items in both periods, adjusted net income was $62.2 million, or $1.14 per diluted share, for the third quarter of 2021, compared with adjusted net income of $49.9 million, or $0.90 per diluted share, in the same period of 2020. (See reconciliation tables below) Net income and adjusted net income results for the third quarter of 2021 included pre-tax integration and severance costs of $6.2 million, primarily related to the acquisition of HydroChemPSC. Comparable costs in the third quarter of 2020 were $1.8 million.

Adjusted EBITDA (see description below) increased 10% to $185.1 million from $167.8 million in the same period of 2020. Benefits from Canadian pandemic programs accounted for $1.1 million of contributions in the third quarter of 2021, compared with $13.3 million in benefits from both Canadian and U.S. government programs in the same period of 2020.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q3 2021 Review
“Revenues in our Environmental Services segment increased 15%, reflecting strong demand for our disposal and recycling services, as well as growth in many of our service businesses,” McKim said. “Our incineration network produced utilization of 82%, compared with 80% in the prior year, driven by record drum volumes and direct burn streams. We raised prices to help offset cost increases and focused our available capacity on high-value waste streams, resulting in an 18% increase in the average price per pound from a year ago. Landfill volumes were down 5% due to lower project activity, but our average price per ton increased 17% due to the mix of waste. Our Safety-Kleen Environmental branches registered another solid quarter, with most core service offerings trending up. For the second consecutive quarter we saw a sizeable increase in our Industrial Services business, as customers continue to address the substantial backlog of deferred maintenance related to the pandemic.”

“With industry dynamics on the supply side remaining favorable, our Safety-Kleen Sustainability Solutions (SKSS) segment again delivered exceptional results. Revenues grew 60% from a year ago while Adjusted EBITDA more than doubled,” McKim said. “Demand for our base and blended oil was high throughout the quarter, leading to a healthy pricing environment. Market conditions, including the underlying impact of IMO 2020, enabled us to deliver the widest re-refinery spread in our history. Waste oil collections were strong at 60 million gallons, up from 50 million a year ago.”

Business Outlook and Financial Guidance
“The positive demand environment in North America that we have witnessed all year is showing no signs of slowing as we enter the final quarter of 2021,” McKim said. “Customers continue to rely on Clean Harbors for their environmental and industrial needs, and to be their sustainability partner. We expect to conclude the year with a strong finish in all our core lines of business. In early October, we completed the acquisition of HydroChemPSC (“HPC”), which we believe will accelerate our growth momentum as we take a leadership position in the U.S. Industrial Services market. Within our Environmental Services segment, we have a considerable backlog of waste volumes within our network and at our customers’ sites. Our Field Services business has transitioned well from COVID-19 decontamination work back to its core operations, and the addition of HPC’s utility group will expand our scale. The main challenge for this segment in the coming months will be navigating through the ongoing headwinds of cost inflation, supply chain disruption, labor availability and transportation-related limitations. We intend to accelerate the pricing initiatives we have underway to combat these cost and labor challenges.
“Within our SKSS segment, the wide spread between used oil to base oil pricing has continued into the back half of the year based on market conditions. The changes we have made in creating the SKSS business will also continue to benefit us going forward,” McKim concluded. “Overall, we continue to maintain a favorable outlook in both of our segments for the remainder of the year and into 2022.”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Based on its third-quarter financial performance, completion of the HPC acquisition and current market conditions, Clean Harbors is raising its 2021 guidance. For the year, the Company now expects:
•Adjusted EBITDA in the range of $655 million to $675 million, including an approximately $15 million contribution from HPC. This range is based on anticipated GAAP net income in the range of $171 million to $196 million; and
•Adjusted free cash flow in the range of $310 million to $330 million, based on anticipated net cash from operating activities in the range of $500 million to $540 million.
Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020 (in thousands, except percentages):

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income	$65,443	$54,910	$154,254	$95,505
Accretion of environmental liabilities	2,799	2,822	8,625	8,149
Stock-based compensation	6,001	6,662	12,786	12,739
Depreciation and amortization	71,451	74,470	215,206	221,497
Other (income) expense, net	(199)	(2,268)	2,509	597
Loss on sale of businesses	—	118	—	3,376
Interest expense, net of interest income	17,984	17,407	53,953	54,848
Provision for income taxes	21,605	13,712	54,973	35,269
Adjusted EBITDA	$185,084	$167,833	$502,306	$431,980
Adjusted EBITDA Margin	19.5%	21.5%	18.7%	18.4%
This press release includes a discussion of net income and earnings per share adjusted for the loss on sale of businesses and the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the difference between earnings per share and
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com adjusted earnings per share, for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per share amounts):

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Adjusted net income
Net income	$65,443	$54,910	$154,254	$95,505
Loss on sale of businesses	—	118	—	3,376
Tax-related valuation allowances and other*	(3,228)	(5,128)	(3,221)	(4,502)
Adjusted net income	$62,215	$49,900	$151,033	$94,379

Adjusted earnings per share
Earnings per share	$1.20	$0.99	$2.81	$1.71
Loss on sale of businesses	—	—	—	0.06
Tax-related valuation allowances and other*	(0.06)	(0.09)	(0.06)	(0.08)
Adjusted earnings per share	$1.14	$0.90	$2.75	$1.69
* For the three and nine months ended September 30, 2020, other amounts include a $1.6 million benefit, or $0.03 per share, related to tax benefits from impacts of amendments to prior period tax filings.

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures and in 2020 also excluded cash paid in connection with the purchase of its corporate headquarters and certain capital improvements to the site as these expenditures are considered one-time in nature. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Adjusted free cash flow
Net cash from operating activities	$102,794	$143,946	$368,226	$317,432
Additions to property, plant and equipment	(54,666)	(24,636)	(146,654)	(150,357)
Purchase and capital improvements of corporate HQ	—	—	—	21,080
Proceeds from sale and disposal of fixed assets	12,945	4,206	16,424	7,307
Adjusted free cash flow	$61,073	$123,516	$237,996	$195,462
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2021
Projected GAAP net income	$171	to	$196
Adjustments:
Accretion of environmental liabilities	12	to	11
Stock-based compensation	18	to	19
Depreciation and amortization	305	to	295
Other expense, net	3	to	3
Interest expense, net	78	to	77
Provision for income taxes	68	to	74
Projected Adjusted EBITDA	$655	to	$675

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2021
Projected net cash from operating activities	$500	to	$540
Additions to property, plant and equipment	(206)	to	(226)
Proceeds from sale and disposal of fixed assets	16	to	16
Projected adjusted free cash flow	$310	to	$330

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the impact of the HPC acquisition and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues	$951,479	$779,344	$2,686,085	$2,347,907
Cost of revenues: (exclusive of items shown separately below)	639,232	511,629	1,817,654	1,588,976
Selling, general and administrative expenses	133,164	106,544	378,911	339,690
Accretion of environmental liabilities	2,799	2,822	8,625	8,149
Depreciation and amortization	71,451	74,470	215,206	221,497
Income from operations	104,833	83,879	265,689	189,595
Other income (expense), net	199	2,268	(2,509)	(597)
Loss on sale of businesses	—	(118)	—	(3,376)
Interest expense, net	(17,984)	(17,407)	(53,953)	(54,848)
Income before provision for income taxes	87,048	68,622	209,227	130,774
Provision for income taxes	21,605	13,712	54,973	35,269
Net income	$65,443	$54,910	$154,254	$95,505
Earnings per share:
Basic	$1.20	$0.99	$2.83	$1.72
Diluted	$1.20	$0.99	$2.81	$1.71
Shares used to compute earnings per share - Basic	54,411	55,592	54,553	55,646
Shares used to compute earnings per share - Diluted	54,707	55,738	54,862	55,832

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$646,663	$519,101
Short-term marketable securities	64,844	51,857
Accounts receivable, net	703,199	611,534
Unbilled accounts receivable	69,912	55,681
Inventories and supplies	228,682	220,498
Prepaid expenses and other current assets	70,864	67,051
Total current assets	1,784,164	1,525,722
Property, plant and equipment, net	1,508,356	1,525,298
Other assets:
Operating lease right-of-use assets	137,429	150,341
Goodwill	543,028	527,023
Permits and other intangibles, net	366,497	386,620
Other	14,825	16,516
Total other assets	1,061,779	1,080,500
Total assets	$4,354,299	$4,131,520

Current liabilities:
Current portion of long-term debt	$7,535	$7,535
Accounts payable	286,565	195,878
Deferred revenue	86,589	74,066
Accrued expenses and other current liabilities	299,427	295,823
Current portion of closure, post-closure and remedial liabilities	23,288	26,093
Current portion of operating lease liabilities	36,497	36,750
Total current liabilities	739,901	636,145
Other liabilities:
Closure and post-closure liabilities, less current portion	82,809	74,023
Remedial liabilities, less current portion	97,747	102,623
Long-term debt, less current portion	1,546,284	1,549,641
Operating lease liabilities, less current portion	102,093	114,258
Deferred tax liabilities	231,663	230,097
Other long-term liabilities	90,242	83,182
Total other liabilities	2,150,838	2,153,824
Total stockholders’ equity, net	1,463,560	1,341,551
Total liabilities and stockholders’ equity	$4,354,299	$4,131,520
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income	$154,254	$95,505
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	215,206	221,497
Allowance for doubtful accounts	7,186	10,441
Amortization of deferred financing costs and debt discount	2,718	2,688
Accretion of environmental liabilities	8,625	8,149
Changes in environmental liability estimates	341	9,050
Deferred income taxes	5,202	—
Other expense, net	2,509	597
Stock-based compensation	12,786	12,739
Loss on sale of businesses	—	3,376
Environmental expenditures	(12,223)	(8,816)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(113,601)	23,969
Inventories and supplies	(12,882)	(9,554)
Other current and non-current assets	(10,785)	(19,320)
Accounts payable	86,974	(63,898)
Other current and long-term liabilities	21,916	31,009
Net cash from operating activities	368,226	317,432
Cash flows used in investing activities:
Additions to property, plant and equipment	(146,654)	(150,357)
Proceeds from sale and disposal of fixed assets	16,424	7,307
Acquisitions, net of cash acquired	(22,819)	(8,839)
Proceeds from sale of businesses, net of transactional costs	—	7,712
Additions to intangible assets including costs to obtain or renew permits	(2,659)	(1,863)
Proceeds from sale of available-for-sale securities	83,226	39,141
Purchases of available-for-sale securities	(96,785)	(53,397)
Net cash used in investing activities	(169,267)	(160,296)
Cash flows used in financing activities:
Change in uncashed checks	(4,323)	381
Tax payments related to withholdings on vested restricted stock	(7,383)	(4,407)
Repurchases of common stock	(48,409)	(39,542)
Deferred financing costs paid	(150)	—
Payments on finance leases	(5,845)	(2,755)
Principal payments on debt	(5,652)	(5,652)
Borrowing from revolving credit facility	—	150,000
Payment on revolving credit facility	—	(150,000)
Net cash used in financing activities	(71,762)	(51,975)
Effect of exchange rate change on cash	365	(1,446)
Increase in cash and cash equivalents	127,562	103,715
Cash and cash equivalents, beginning of period	519,101	371,991
Cash and cash equivalents, end of period	$646,663	$475,706

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$61,807	$66,000
Income taxes paid, net of refunds	48,202	14,195
Non-cash investing activities:
Property, plant and equipment accrued	11,561	11,732
ROU assets obtained in exchange for operating lease liabilities	18,528	19,993
ROU assets obtained in exchange for finance lease liabilities	18,704	28,333

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	September 30, 2021			September 30, 2020
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$743,831	$1,802	$745,633	$651,689	$(1,129)	$650,560
Safety-Kleen Sustainability Solutions	207,589	(1,802)	205,787	127,583	1,129	128,712
Corporate Items	59	—	59	72	—	72
Total	$951,479	$—	$951,479	$779,344	$—	$779,344

	For the Nine Months Ended
Revenue	September 30, 2021			September 30, 2020
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$2,119,856	$4,476	$2,124,332	$1,969,445	$(1,099)	$1,968,346
Safety-Kleen Sustainability Solutions	566,012	(4,476)	561,536	378,244	1,099	379,343
Corporate Items	217	—	217	218	—	218
Total	$2,686,085	$—	$2,686,085	$2,347,907	$—	$2,347,907

	For the Three Months Ended		For the Nine Months Ended
Adjusted EBITDA	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Environmental Services	$166,471	$180,002	$482,766	$502,101
Safety-Kleen Sustainability Solutions	70,810	29,613	165,756	62,248
Corporate Items	(52,197)	(41,782)	(146,216)	(132,369)
Total	$185,084	$167,833	$502,306	$431,980

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com